EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	First Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/28/12	7/30/11
Sales	$301,501	$280,094
Cost of sales	211,889	199,166
Gross profit	89,612	80,928
Selling, general and administrative expense	81,986	77,455
Operating income	7,626	3,473
Interest expense	173	424
Interest income	121	183
Income from Continued Dumping and Subsidy Offset Act	—	322
Other income (expense), net	(121)	373
Income before income taxes	7,453	3,927
Income tax expense (benefit)	2,758	(41,929)
Net income	4,695	45,856
Net income attributable to noncontrolling interests	(297)	(320)
Net income attributable to La-Z-Boy Incorporated	$4,398	$45,536

Basic weighted average shares outstanding	52,193	51,942
Basic net income attributable to La-Z-Boy Incorporated per share	$0.08	$0.86

Diluted weighted average shares outstanding	53,040	52,443
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.08	$0.85

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	7/28/12	4/28/12
Current assets
Cash and equivalents	$112,564	$152,370
Restricted cash	9,792	2,861
Receivables, net of allowance of $23,052 at 7/28/12 and $22,705 at 4/28/12	147,280	167,232
Inventories, net	167,060	143,787
Deferred income tax assets – current	21,462	19,081
Other current assets	21,772	14,669
Total current assets	479,930	500,000
Property, plant and equipment, net	114,023	114,366
Trade names	3,028	3,028
Deferred income tax assets – long-term	31,294	33,649
Other long-term assets, net	38,540	34,696
Total assets	$666,815	$685,739

Current liabilities
Current portion of long-term debt	$373	$1,829
Accounts payable	52,084	56,630
Accrued expenses and other current liabilities	73,350	91,300
Total current liabilities	125,807	149,759
Long-term debt	7,405	7,931
Other long-term liabilities	80,901	80,234
Contingencies and commitments	—	—
Shareholders’ equity
Common shares, $1 par value – 150,000 authorized; 52,283 outstanding at 7/28/12 and 52,244 outstanding at 4/28/12	52,283	52,244
Capital in excess of par value	232,375	231,332
Retained earnings	192,534	189,609
Accumulated other comprehensive loss	(30,641)	(31,281)
Total La-Z-Boy Incorporated shareholders' equity	446,551	441,904
Noncontrolling interests	6,151	5,911
Total equity	452,702	447,815
Total liabilities and equity	$666,815	$685,739

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/28/12	7/30/11
Cash flows from operating activities
Net income	$4,695	$45,856
Adjustments to reconcile net income to cash provided by (used for) operating activities
Loss (gain) on disposal of assets	70	(69)
Deferred income tax expense/(benefit)	(180)	(43,355)
Provision for doubtful accounts	669	1,038
Depreciation and amortization	5,486	5,907
Stock-based compensation expense	3,619	1,559
Pension plan contributions	(1,160)	(930)
Change in receivables	19,657	13,408
Change in inventories	(23,273)	(10,358)
Change in other assets	(2,976)	(2,203)
Change in payables	(4,546)	(3,630)
Change in other liabilities	(17,407)	(4,201)
Net cash provided by (used for) operating activities	(15,346)	3,022

Cash flows from investing activities
Proceeds from disposal of assets	922	88
Capital expenditures	(5,235)	(3,288)
Purchases of investments	(10,783)	(3,502)
Proceeds from sales of investments	2,198	3,379
Change in restricted cash	(6,931)	—
Net cash used for investing activities	(19,829)	(3,323)

Cash flows from financing activities
Payments on debt	(2,121)	(4,590)
Stock issued for stock and employee benefit plans	654	50
Excess tax benefit on stock option exercises	873	—
Purchases of common stock	(4,012)	—
Net cash used for financing activities	(4,606)	(4,540)

Effect of exchange rate changes on cash and equivalents	(25)	5
Change in cash and equivalents	(39,806)	(4,836)
Cash and equivalents at beginning of period	152,370	115,262
Cash and equivalents at end of period	$112,564	$110,426

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/28/12	7/30/11
Sales
Upholstery Segment	$238,167	$217,462
Casegoods Segment	34,609	34,131
Retail Segment	57,119	48,814
VIEs, net of intercompany sales eliminations	—	3,341
Corporate and Other	702	594
Eliminations	(29,096)	(24,248)
Consolidated Sales	$301,501	$280,094

Operating Income (Loss)
Upholstery Segment	$15,578	$11,125
Casegoods Segment	1,279	557
Retail Segment	(1,988)	(3,378)
VIEs	—	567
Corporate and Other	(7,243)	(5,398)
Consolidated Operating Income	$7,626	$3,473